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                                                                    EXHIBIT 4.3
                              G & L REALTY CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                PURSUANT TO THE

                              AMENDED AND RESTATED
                           1993 STOCK INCENTIVE PLAN

     This Non-Qualified Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between G & L Realty Corp., a Maryland corporation (the "Company"), and the person named below as Optionee.

     WHEREAS, Optionee is an employee of or consultant to the Company and/or G&L Realty Partnership, L.P. (the "Partnership") and/or one or more of its subsidiaries; and

     WHEREAS, pursuant to the Company's Amended and Restated 1993 Stock Incentive Plan (the "1993 Plan"), the Board of Directors of the Company (the "Board") or a committee thereof (the "Committee") has approved the grant to Optionee of an option to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Shares"), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1.  GRANT OF OPTION:  CERTAIN TERMS AND CONDITIONS.  The Company hereby
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grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated below, an option (the "Option") to purchase the number of Common Shares indicated below (the "Option Shares") at the Exercise Price per share indicated below. The Option shall expire at 5:00 p.m., Los Angeles time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in the 1993 Plan and this Agreement.

     Optionee:
                                       ----------------------------

     Date of Grant:
                                       ----------------------------

     Number of shares purchasable
                                       ----------------------------

     Exercise Price per share:
                                       ----------------------------

     Expiration Date:
                                       ----------------------------

     Vesting Rate:
                                       ----------------------------

                                       ----------------------------
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                                       ----------------------------

     2.   NON-QUALIFIED STOCK OPTION.  The Option is not intended to qualify as
          --------------------------
an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

     3.   ACCELERATION AND TERMINATION OF OPTION.
          --------------------------------------

          (a)  Termination of Employment.
               --------------------------

               (i) Retirement. In the event that Optionee shall cease to be an
                   ----------
          employee of or a consultant to the Company, the Partnership or any of their subsidiaries (such event shall be referred to herein as the "Termination" of Optionee's "Employment") by reason of retirement in accordance with the Company's then-current retirement practices, then the Option shall fully vest with respect to all Option Shares upon the date of such Termination of Employment and shall terminate on the Expiration Date.

               (ii) Death or Permanent Disability. If Optionee's Employment is
                    -----------------------------
          Terminated by reason of the death or Permanent Disability (as hereinafter defined) of Optionee, then the Option shall fully vest with respect to all Option Shares upon the date of such Termination of Employment, shall be exercisable by Optionee or, in the event of death, the person or persons to whom Optionee's rights under the Option shall have passed by will or by the applicable laws of descent or distribution, and shall terminate on the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Optionee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board or the Committee in such form and manner, and at such times, as the Board or the Committee may require. Any determination by the Board or the Committee that Optionee does or does not have a Permanent Disability shall be final and binding upon the Company and Optionee.

               (iii) Termination for Cause. If Optionee's Employment is
                     ---------------------
          Terminated for cause, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate one (1) month from the date of such Termination of Employment.

               (iv) Other Termination. If Optionee's Employment is Terminated for any reason other than those enumerated in (i) through (iii) of this Section 3(a), then (A) the portion of the Option that has not vested on or prior to the date of

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          such Termination of Employment shall terminate on such date and (B)
          the remaining vested portion of the Option shall terminate three (3) months from the date of such Termination of Employment.

          (b) Death Following Termination of Employment. Notwithstanding
              -----------------------------------------
     anything to the contrary in this Agreement, if Optionee shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then, unless the Optionee was Terminated for cause, the remaining vested but unexercised portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

          (c) Acceleration of Option. The Option shall become fully exercisable
              ----------------------
     immediately prior to a Change in Control. A Change in Control shall mean the following: a reorganization, merger (not including a merger to effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company.

          (d) Termination of Option. The Option shall terminate upon the
              ---------------------
     occurrence of a Termination Event. A Termination Event shall mean either:

              (i) the dissolution or liquidation of the Company;

              (ii) a reorganization, merger (not including a merger to effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board, unless the terms of such reorganization, merger or consolidation shall provide otherwise; or

              (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

     4.   ADJUSTMENTS.  In the event that the Common Shares are increased,
          -----------
deceased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding Common Shares, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to this Agreement, or the terms of such transaction shall provide otherwise, the Board or the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of the Option.

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     5.   EXERCISE.  The Option shall be exercizable during Optionee's lifetime
          --------
only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable interstate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 7 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Price"), together with payment in full of such aggregate Exercise Price in cash.

     6.   PAYMENT OF WITHHOLDING TAXES.  If the Company becomes obligated to
          ----------------------------
withhold an amount on account of any federal, state or local income tax imposed as a result of the exercise of an option granted under this Plan (such amount shall be referred to herein as the "Withholding Liability"), then Optionee shall pay the Withholding Liability to the Company in full in cash on the first date upon which the Company becomes obligated to pay such amount withheld to the appropriate taxing authority, and the Company may delay issuing the Common Shares pursuant to such exercise until it receives the Withholding Liability from the Optionee.

     7.   NOTICES.  Any notice given to the Company shall be addressed to the
          -------
Company at 439 North Bedford Drive, Beverly Hills, California 90210, Attention:
Secretary, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

     8.   STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS.  Notwithstanding
          --------------------------------------------
anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     9.   NONTRANSFERABILITY.  Neither the Option nor any interest therein may
          ------------------
be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

     10.  1993 PLAN.  THE OPTION IS GRANTED PURSUANT TO THE 1993 PLAN, AS IN
          ---------
EFFECT ON THE DATE OF GRANT, AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE 1993 PLAN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL DEPRIVE OPTIONEE, WITHOUT HIS OR HER CONSENT, OF THE OPTION OR OF ANY OF

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OPTIONEE'S RIGHTS UNDER THIS AGREEMENT. THE INTERPRETATION AND CONSTRUCTION BY
THE BOARD OR THE COMMITTEE OF THE 1993 PLAN, THIS AGREEMENT, THE OPTION AND SUCH RULES AND REGULATIONS AS MAY BE ADOPTED BY THE BOARD OR THE COMMITTEE FOR THE PURPOSE OF ADMINISTERING THE 1993 PLAN SHALL BE FINAL AND BINDING UPON OPTIONEE. UNTIL THE OPTION SHALL EXPIRE, TERMINATE OR BE EXERCISED IN FULL, THE COMPANY SHALL, UPON WRITTEN REQUEST THEREFOR, SEND A COPY OF THE 1993 PLAN, IN ITS THEN-CURRENT FORM, TO OPTIONEE OR ANY OTHER PERSON OR ENTITY THEN ENTITLED TO EXERCISE THE OPTION.

     11.  FRACTIONAL SHARES.  The Company shall not be required to issue a
          -----------------
fraction of a Common Share in connection with the exercise of the Option. In any case where the Optionee would be entitled to receive a fraction of a Common Share upon the exercise of the Option, the Company shall instead, upon the exercise of the Option, issue the largest whole number of Common Shares purchasable upon exercise of the Option, and pay to the Optionee in cash the Fair Market Value (as determined by the Board or the Committee) of such fraction of a Common Share at the time of exercise of the Option.

     12.  STOCKHOLDER RIGHTS.  No person or entity shall be entitled to vote,
          ------------------
receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

     13.  EMPLOYMENT RIGHTS.  No provision of this Agreement or of the Option
          -----------------
granted hereunder shall (a) confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1993 Plan. The Optionee hereby acknowledges and agrees that his or her right of employment may be terminated by the Company for any reason, with or without cause, unless the Optionee and the Company are parties to a written agreement which expressly provides otherwise.

     14.  GOVERNING LAW.  This Agreement and the Option granted hereunder shall
          -------------
be governed by and construed and enforced in accordance with the laws of the State of Maryland.

     15.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of
          ----------------
the parties with respect to the matters covered herein and supersedes all prior written or oral agreements or understandings of the parties with respect to the matters covered herein. Optionee acknowledges that he or she has no right to receive any additional Options unless and until such time, if any, that the Board or the Committee, in its discretion, may approve the grant thereof, and that the Company has not made any representation to the Optionee regarding future or additional Option grants, or any other option related matters. The grant of any options must be in writing.

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     16.  REPRESENTATION OF OPTIONEE.  Optionee represents to the Company as
          --------------------------
follows:

              (i) The Option will be taken and received for my own account and not with a view to or for sale in connection with any distribution thereof; and

              (ii) I have a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or, by reason of my business or financial experience, I can protect my own interests in connection with my receipt and exercise of the Option.


     IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.


G & L REALTY CORP.                       OPTIONEE


By:
   -----------------------------         --------------------------------
                                         Name


                                         --------------------------------
                                         Signature


                                         --------------------------------
                                         Street Address


                                         --------------------------------
                                         City, State and Zip Code


                                         --------------------------------
                                         Social Security Number

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